Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-144705, 333-176696, 333-204841, 333-221385 and 333-239089, and in Post-Effective Amendments No. 1 to Registration Statement Nos. 333-176696, 333-204841 and 333-221385 on Form S-8 of Crocs, Inc. of our report dated May 5, 2022, relating to the combined financial statements of Happy One LLC and Lucky Top Inc. appearing in this Current Report on Form 8-K of Crocs, Inc. filed on May 5, 2022.

/s/ Deloitte & Touche LLP

Denver, Colorado
May 5, 2022